UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017 (February 16, 2017)

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Indemnification Agreements

The information under the caption “Indemnification Agreements” in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Second Amendment to Amended and Restated Credit Agreement

On February 16, 2017, American Finance Trust, Inc. (the “Company”), its operating partnership, American Finance Operating Partnership, L.P. (the “AFIN OP”), and certain other subsidiaries of the Company acting as guarantors, entered into an amendment, assumption, joinder and reaffirmation of guaranties (the “Second Amendment”) to an unsecured amended and restated credit agreement, dated December 2, 2014 (as amended by the Second Amendment, the “Credit Agreement”), by and among American Realty Capital Retail Operating Partnership, L.P., (the “RCA OP”) to which the AFIN OP is successor by merger, BMO Harris Bank N.A., as administrative agent, letter of credit issuer, swingline lender and a lender, and the other parties thereto, relating to a revolving credit facility (the “Amended Credit Facility”). The Second Amendment provides for, among other things, the AFIN OP to become the Borrower and principal obligor under the Credit Agreement and the Amended Credit Facility, and for the Company to become a guarantor under the Amended Credit Facility. American Realty Capital – Retail Centers of America, Inc. (“RCA”), and the RCA OP were parties to the Credit Agreement prior to closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K).

The Amended Credit Facility provides for aggregate revolving loan borrowings of up to $325.0 million (subject to unencumbered asset pool availability), a swingline subfacility of $25.0 million and a $20.0 million letter of credit subfacility, subject to certain conditions. Through an uncommitted “accordion feature,” the AFIN OP, subject to certain conditions, may increase commitments under the Amended Credit Facility to up to $575.0 million. Borrowings under the Amended Credit Facility are expected to be used to finance portfolio acquisitions and for general corporate purposes.

The Amended Credit Facility will mature on May 1, 2018. Borrowings under the Amended Credit Facility will bear interest at either (i) the base rate (which is defined in the Credit Agreement as the greatest of (a) the prime rate in effect on such day, (b) the federal funds effective rate in effect on such day plus 0.50%, and (c) LIBOR for a one month interest period plus 1.00%) plus an applicable spread ranging from 0.35% to 1.00%, depending on the Company’s consolidated leverage ratio, or (ii) LIBOR plus an applicable spread ranging from 1.35% to 2.00%, depending on the Company’s consolidated leverage ratio.

The Amended Credit Facility provides for quarterly interest payments for each base rate loan and periodic interest payments for each LIBOR loan, based upon the applicable interest period (though no longer than three (3) months) with respect to such LIBOR loan, with all principal outstanding being due on the maturity date. The Amended Credit Facility may be prepaid at any time, in whole or in part, without premium or penalty. Upon the occurrence of an event of default, the requisite lenders have the right to terminate their obligations under the Amended Credit Facility and to accelerate the payment on any unpaid principal amount of all outstanding loans. The Company, certain of its subsidiaries and certain subsidiaries of the AFIN OP will guarantee the obligations under the Amended Credit Facility.

Borrowings under the Amended Credit Facility are subject to customary conditions including, among others, (a) the bring-down of the representations and warranties set forth in the Credit Agreement, (b) the absence of a default existing, (c) timely notice by the AFIN OP, (d) unencumbered asset pool availability, (e) absence of internal control events and (f) compliance with applicable law. The Amended Credit Facility also contains various customary covenants, including but not limited to financial maintenance covenants with respect to maximum consolidated leverage and consolidated secured leverage, minimum fixed charge coverage, a maximum ratio of other recourse debt to total asset value and minimum net worth.

The description of the Second Amendment and the Amended Credit Facility in this Current Report on Form 8-K is a summary and is subject to, and qualified in its entirety by the terms of the Second Amendment and the Amended Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Amendment to Agreement of Limited Partnership

In connection with the previously announced merger (the “Merger”) of RCA into Genie Acquisition, LLC (“Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, the AFIN OP, Merger Sub, RCA and RCA OP, the Agreement of Limited Partnership of the AFIN OP was amended (the “AFIN OP LPA Amendment”) in order to admit to the partnership certain entities which received units of limited partnership interest of AFIN OP pursuant to the Merger Agreement.

The description of the AFIN OP LPA Amendment in this Current Report on Form 8-K is a summary and is subject to, and qualified in its entirety by the terms of the AFIN OP LPA Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 2.01        Completion of Acquisition or Disposition of Assets.

Completion of Acquisition of American Realty Capital – Retail Centers of America, Inc.

On February 16, 2017, the Merger became effective. As a result of the Merger, the Company acquired the business of RCA, which, immediately prior to the effective time of the Merger, owned a portfolio of 35 anchored, stabilized core retail properties, consisting of 31 power centers and four lifestyle centers.

The Merger of RCA into the Merger Sub, which preceded the merger of the RCA OP into the AFIN OP, became effective at 4:15 p.m., pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware and the Articles of Merger filed with the State Department of Assessments and Taxation of Maryland with an effective date of February 16, 2017. The merger of the RCA OP into the AFIN OP became effective at 4:30 p.m., pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware with an effective date of February 16, 2017.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, each outstanding share of common stock, including restricted shares of common stock and fractional shares, of RCA, $0.01 par value per share (“RCA Common Stock”) other than shares owned by the Company, Merger Sub or any of their respective subsidiaries, was converted into the right to receive 0.385 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”) (such consideration, the “Stock Merger Consideration”) and $0.95 cash (the “Cash Consideration”), and each unit of partnership interest of the RCA OP designated as either an OP Unit or a GP Unit held by RCA was exchanged for 0.385 units of limited partnership interest of the AFIN OP (“AFIN OP Units”) and each RCA OP Unit (other than those held by RCA), including each RCA OP Unit designated as a Class B Unit, was exchanged for 0.424 AFIN OP Units (the “Partnership Merger Consideration”). No fractional share of Company Common Stock was issued with respect to the Merger; and each holder of RCA Common Stock that would have been entitled to receive a fraction of a share of Company Common Stock received, in lieu thereof, cash (without interest) in an amount equal to the product of (a) such fractional part of a share of Company Common Stock multiplied by (b) $24.17.

In addition, as provided in the Merger Agreement, all outstanding restricted stock of RCA became fully vested and entitled to receive the Stock Merger Consideration and the Cash Consideration.

The Company issued approximately 38.2 million shares of Company Common Stock as consideration in the Merger. Based on AFIN’s published estimated per share net asset value as of December 31, 2015 of $24.17, the aggregate value of the merger consideration paid or payable to former holders of RCA Common Stock and former holders of RCA OP Units was approximately $1.0 billion.

The Company did not, and does not intend to, borrow any funds under the $360.0 million bridge loan facility entered into on September 6, 2016 in connection with the Merger Agreement.

A copy of the Merger Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2016, and is incorporated by reference herein. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Company and RCA are each sponsored, directly or indirectly, by AR Global Investments, LLC (“AR Global”). AR Global and its affiliates provide investment and advisory services to the Company, and previously provided such services to RCA, pursuant to written advisory agreements. In connection with, and subject to the terms and conditions of, the Merger Agreement, special limited partner interests in the RCA OP held by AR Global and its affiliates were, consistent with the terms of the RCA OP partnership agreement, redeemed for a cash payment of approximately $2.8 million.

The foregoing description of the material relationships between AR Global and its affiliates and the parties to the agreements described in this Current Report on Form 8-K is qualified in its entirety by reference to the “The Merger – Interests of the AFIN Advisor and the RCA Advisor in the Merger,” “The Merger – Interests of the AFIN Advisor and the RCA Advisor and RCA’s Directors and Executive Officers in the Merger” and “The Merger – Potential Conflicts” sections of the Joint Proxy Statement/Prospectus filed by AFIN and RCA on December 16, 2016.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Pursuant to the terms of the Merger Agreement, on February 16, 2017, the Company’s board of directors appointed Leslie D. Michelson and Edward G. Rendell to serve as independent directors of the Company, effective as of February 16, 2017. Simultaneously with the appointments of Mr. Michelson and Governor Rendell, the Board took action to increase the number of directors constituting the entire board to six directors pursuant to the Company’s bylaws. There are no related party transactions involving either of Mr. Michelson or Mr. Rendell that are reportable under Item 404(a) of Regulation S-K.

Mr. Michelson and Governor Rendell, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the Company’s employee and director incentive restricted share plan.

Mr. Michelson had served as an independent director of RCA since November 2015, and previously served as an independent director of RCA from March 2012 until October 2012. In addition, Mr. Michelson has served as an independent director of Healthcare Trust, Inc. (“HTI”) since December 2015, including as non-executive chair since October 2016. Mr. Michelson has served as an independent director of Business Development Corporation of America (“BDCA”) (an entity which was previously advised by an affiliate of AR Global), since January 2011. In November 2016, BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C. Mr. Michelson previously served as an independent director of Business Development Corporation of America II (“BDCA II”), from August 2014 until its liquidation and dissolution in September 2016 and as an independent trustee of Realty Capital Income Funds Trust, a family of mutual funds advised by an affiliate of AR Global, from April 2013 until its dissolution in January 2017. Mr. Michelson previously served as an independent director of American Realty Capital Healthcare Trust, Inc. (“HT”) from January 2011 until July 2012 and as lead independent director of HT from July 2012 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Michelson served as an independent director of American Realty Capital Trust, Inc. (“ARCT”) from January 2008, including as lead independent director from July 2012, until the close of ARCT’s merger with Realty Income Corporation in January 2013. Mr. Michelson also served as an independent director of VEREIT, Inc. (“VEREIT”) from October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCA Venture, Inc. from June 2014 until June 2015. Mr. Michelson served as lead independent director of Realty Finance Trust, Inc. from January 2013 until November 2014. Mr. Michelson served as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. from August 2011 until February 2012 and as an independent director of New York REIT, Inc. from October 2009 until August 2011.

Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013. Mr. Michelson served on the board of directors of Catellus Development Corp., which we refer to as Catellus, from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors, of Catellus for 5 years and served at various times as the chairman of the audit committee and the compensation committee. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company from 2007 to 2010. Also since June 2004 and through the present, he has been and is a director and vice chairman of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis, commonly known as Lou Gehrig’s disease. Mr. Michelson has served as a member of the Board of Advisors for the UCLA Fielding School of Public Health since October 2013 and as a director of Druggability Technologies Holdings Ltd. since April 2013. In addition, he has served as founder and chief executive officer of Michelson on Medicine, LLC since January 2012. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

Gov. Rendell had served as an independent director of RCA since October 2012 and also previously served as an independent director of RCA from February 2011 until March 2012. Gov. Rendell has also served as an independent director of Global Net Lease, Inc. since March 2012 and as an independent director of HTI since December 2015. Gov Rendell has served as an independent director of BDCA since January 2011. In November 2016, BDCA’s external advisor was acquired by Benefit Street Partners, L.L.C. Gov. Rendell previously served as an independent director of BDCA II from August 2014 until its liquidation and dissolution in September 2016.

Gov. Rendell served as an independent director of American Realty Capital Trust III, Inc. (“ARCT III”) from March 2012 until the close of ARCT III’s merger with VEREIT in February 2013. Gov. Rendell served as an independent director of VEREIT from February 2013 until April 2015. Gov. Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, Gov. Rendell served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Spahr. Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Gov. Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

Indemnification Agreements

On February 16, 2017, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Leslie D. Michelson and Edward G. Rendell (each, an “Indemnitee”) in order to permit the Company to indemnify the Indemnitees to the maximum extent permitted by Maryland law from and against all judgments, penalties, fines and amounts paid in settlement and expenses actually and reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to the Indemnitee incurred by or on behalf of the Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreement provides that each Indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of such Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) such Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreement further limits each Indemnitee’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged, in a final adjudication of the proceeding not subject to further appeal, to be liable to the Company, (b) the Indemnitee was adjudged, in a final adjudication of the proceeding not subject to further appeal, to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee, or (c) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by an Indemnitee, the Company has the right to defend such Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants each Indemnitee the right to separate counsel at the Company’s expense in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of such Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering the Indemnitees or any claim made against the Indemnitees by reason of his or her service to the Company and maintain insurance in the event of a change of control.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is subject to, and qualified in its entirety by the full terms of the Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Item 7.01.        Regulation FD Disclosure.

On February 17, 2017, the Company issued a press release announcing the closing of the Merger in accordance with the terms of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is deemed to have been furnished, and shall not be deemed to have been filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing

Forward-Looking Statements

Certain statements made in this letter are “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the Company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: market volatility; unexpected costs or unexpected liabilities that may arise from the transaction; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the Company; and the business plans of the Company’s tenants. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Second Amendment to Amended and Restated Credit Agreement, Assumption, Joinder and Reaffirmation of Guaranties, dated as of February 16, 2017, among American Finance Operating Partnership, L.P., as successor to American Realty Capital Operating Partnership, L.P., Genie Acquisition, LLC as successor to American Realty Capital – Retail Centers of America, Inc., American Finance Trust, Inc., the guarantors party thereto, the lenders party thereto and BMO Harris Bank N.A.
10.2	Amendment No. 1, dated as of February 15, 2017, to the Amended and Restated Agreement of Limited Partnership of American Finance Operating Partnership, L.P.
10.3	Indemnification Agreement, dated as of February 16, 2017, by and between American Finance Trust, Inc. and Leslie D. Michelson and Edward G. Rendell.
99.1	Press release issued on February 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer, Secretary, and Treasurer